Exhibit 99.1

Phillips 66 Announces Agreement to Acquire Phillips 66 Partners

•All-stock transaction at a fixed exchange ratio of 0.50 PSX shares for each PSXP common unit
•Simplifies governance and corporate structure
•Transaction expected to close in the first quarter of 2022

HOUSTON – Oct. 27, 2021 – Phillips 66 (NYSE: PSX) and Phillips 66 Partners (“PSXP” or the “Partnership”) (NYSE: PSXP) announced today that they have entered into a definitive agreement for Phillips 66 to acquire all of the publicly held common units representing limited partner interests in the Partnership not already owned by Phillips 66 and its affiliates.

The agreement, expected to close in the first quarter of 2022, provides for an all-stock transaction in which each outstanding PSXP common unitholder would receive 0.50 shares of PSX common stock for each PSXP common unit. The Partnership’s preferred units would be converted into common units at a premium to the original issuance price prior to exchange for Phillips 66 common stock.

“We are announcing an agreement to acquire all outstanding units of Phillips 66 Partners,” said Greg Garland, Chairman and CEO of Phillips 66. “We believe this acquisition will allow both PSX shareholders and PSXP unitholders to participate in the value creation of the combined entities, supported by the strong financial position of Phillips 66.”

The transaction value of the units being acquired is approximately $3.4 billion based on Oct. 26, 2021 market closing prices of both companies. Upon closing, the Partnership will be a wholly owned subsidiary of Phillips 66 and will no longer be a publicly traded partnership. Phillips 66 Project Development Inc., a wholly owned subsidiary of Phillips 66 and the holder of a majority of the outstanding common units of the Partnership, has voted its units to approve the transaction.

Citi and BofA Securities, Inc. are acting as financial advisors to Phillips 66, and Latham & Watkins LLP is acting as Phillips 66’s legal advisor.

The terms of the transaction were unanimously approved by the board of directors of the general partner of Phillips 66 Partners based on the unanimous approval and recommendation of its conflicts committee, comprised entirely of independent directors. The conflicts committee engaged Evercore as its financial advisor and Vinson & Elkins L.L.P. as its legal advisor.

No Offer or Solicitation
This news release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, as amended.

Additional Information and Where You Can Find It
In connection with the proposed transaction, Phillips 66 will file a registration statement on Form S-4, which will include an information statement of the Partnership with the SEC. INVESTORS AND SECURITYHOLDERS OF PHILLIPS 66 AND THE PARTNERSHIP ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND INFORMATION STATEMENT, PROSPECTUS OR OTHER DOCUMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive information statement will be sent to securityholders of the Partnership in connection with any solicitation of proxies or consents of the Partnership unitholders relating to the proposed transaction. Investors and securityholders may obtain a free copy of such documents and other relevant documents (if and when available) filed by Phillips 66 or the Partnership with the SEC from the SEC’s website at www.sec.gov. Securityholders and other interested parties will also be able to obtain, without charge, a copy of such documents and other relevant documents (if and when available) from Phillips 66’s website at www.phillips66.com under the “Investors” tab under the heading “SEC Filings” or from the Partnership’s website at www.phillips66partners.com under the “Investors” tab and the “SEC Filings” sub-tab.

Participants in the Solicitation Relating to the Merger
Phillips 66, the Partnership and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies and consents in respect of the transaction. Information about these persons is set forth in Phillips 66’s proxy statement relating to its 2021 Annual Meeting, which was filed with the SEC on March 31, 2021; Phillips 66’s Annual Report on Form 10-K, which was filed with the SEC on February 24, 2021; certain of Phillips 66’s Current Reports on Form 8-K; the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 24, 2021, and subsequent statements of changes in beneficial ownership on file with the SEC. Securityholders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ securityholders generally, by reading the registration statement/ information statement/prospectus and other relevant documents regarding the transaction (if and when available), which may be filed with the SEC.
CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS
OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements contained in this release include, but are not limited to, statements regarding the expected benefits of the potential transaction to Phillips 66 and its shareholders and Phillips 66 Partners and its unitholders, and the anticipated consummation of the proposed transaction and the timing thereof. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: uncertainties as to the timing to consummate the potential transaction; the effects of disruption to Phillips 66’s or Phillips 66 Partners’ respective businesses; the effect of this communication on the price of Phillips 66’s shares or Phillips 66 Partners’ common units; transaction costs; Phillips 66’s ability to achieve benefits from the proposed transaction; and the diversion of management’s time on transaction-related issues. Other factors that could cause actual results to differ from those in forward-looking statements include: the continuing effects of the COVID-19 pandemic and its negative impact on commercial activity and demand for refined petroleum products; the inability to timely obtain or maintain permits necessary for capital projects; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; fluctuations in NGL, crude oil, and natural gas prices, and petrochemical and refining margins; unexpected changes in costs for constructing, modifying or operating our facilities; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around the companies’ assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for NGL, crude oil, natural gas, and refined products; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; failure to complete construction of capital projects on time and within budget; the inability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; potential disruption of operations due to accidents, weather events, including as a result of climate change, terrorism or cyberattacks; general domestic and international economic and political developments including armed hostilities, expropriation of assets, and other political, economic or diplomatic developments, including those caused by public health issues and international monetary conditions and exchange controls; changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum products, or renewable fuels pricing, regulation or taxation, including exports; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s and Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 and Phillips 66 Partners are under no obligation (and expressly disclaim any such obligation) to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

About Phillips 66
Phillips 66 is a diversified energy manufacturing and logistics company. With a portfolio of Midstream, Chemicals, Refining, and Marketing and Specialties businesses, the company processes, transports, stores and markets fuels and products globally. Headquartered in Houston, the company has 14,000 employees committed to safety and operating excellence. Phillips 66 had $57 billion of assets as of June 30, 2021. For more information, visit www.phillips66.com or follow us on Twitter @Phillips66Co.

About Phillips 66 Partners
Headquartered in Houston, Phillips 66 Partners is a master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum products and natural gas liquids pipelines, terminals and other midstream assets. For more information, visit www.phillips66partners.com.

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CONTACTS
Jeff Dietert (investors)	Shannon Holy (investors)	Thaddeus Herrick (media)
832-765-2297	832-765-2297	855-841-2368
jeff.dietert@p66.com	shannon.m.holy@p66.com	thaddeus.f.herrick@p66.com